Exhibit 99.1

Contact Information

Investor Relations

OmniVision Technologies, Inc.

Ph:  408.653.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER OF FISCAL 2009

~ Peter V. Leigh to Retire as OmniVision CFO ~

~ Anson Chan, VP of Finance, to be Promoted to CFO ~

Santa Clara, California, August 28, 2008 – OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the first fiscal quarter ended July 31, 2008.

Revenue for the first quarter of fiscal 2009 was $174.3 million, as compared to $169.0 million in the fourth quarter of fiscal 2008, and $173.1 million in the first quarter of fiscal 2008. GAAP net income in the first quarter of fiscal 2009, which includes stock-based compensation expense and the related tax effects under FAS 123(R), was $6.2 million, or $0.12 per diluted share, as compared to $9.1 million, or $0.17 per diluted share, in the fourth quarter of fiscal 2008, and $13.0 million, or $0.23 per diluted share in the first quarter of fiscal 2008.

Non-GAAP net income in the first quarter of fiscal 2009, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $12.8 million and non-GAAP earnings were $0.25 per diluted share. Non-GAAP net income in the first quarter of fiscal 2008, which excludes stock-based compensation expense and the related tax effects under FAS 123(R), was $19.7 million and non-GAAP earnings were $0.35 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three months ended July 31, 2008 and 2007.

Gross margin for the first quarter of fiscal 2009 was 25.2%, as compared to 27.2% for the fourth quarter of fiscal 2008 and 23.4% for the first quarter of fiscal 2008. The decrease in gross margin resulted primarily from lower average selling prices and a less favorable product mix than in the fourth quarter of fiscal 2008.

The Company ended the period with cash, cash equivalents and short-term investments totaling $279.4 million, an increase of $10.1 million from the previous quarter. The increase reflects favorable cash flow from operations during the quarter.

CFO Retirement

OmniVision announced today that its chief financial officer, Peter V. Leigh, has informed the Company of his intention to retire, effective September 30, 2008. Mr. Leigh will remain affiliated with the Company as a consultant until the close of the fiscal year ending April 30, 2009.

“OmniVision would like to thank Peter for his service and contributions to the Company over the past four years, and wish him the very best in the years ahead. He will be missed” said Shaw Hong, OmniVision's president and chief executive officer.

In conjunction with Mr. Leigh’s retirement, the Company also announced that it has appointed Anson Chan, OmniVision’s vice president of finance, to the position of chief financial officer, effective October 1, 2008. Mr. Chan brings to the role more than 15 years of finance and engineering experience. Mr. Chan originally joined OmniVision in July 2006. In the past two years, he has played a key part in the Company’s efforts to lower its product costs and in leading the implementation of the Company’s new Oracle-based ERP system. Mr. Chan has also played an integral part in leading and developing a global finance team. Prior to joining OmniVision, Mr. Chan served, among other roles, as a senior manager at PwC, including four years on the OmniVision engagement, and provided guidance on multiple IPOs, Sarbanes-Oxley projects and financial statement processes. Mr. Chan is a C.P.A. and holds a M.B.A. in Business Strategy and Operations Management from the University of Chicago. He also has a B.S. in Economics and a B.S. in Engineering from the University of Pennsylvania.

“Anson brings impressive financial experience to the position of chief financial officer,” said Mr. Hong. “Anson has been a valuable addition to OmniVision's finance team and we look forward to seeing him use his skills and talent in this new position to lead and manage our entire finance organization.

“Regarding the first quarter, we made the decision to protect our market share in our VGA business during a time of product transition, which had a negative impact on our gross margins,” continued Mr. Hong. “We believe that this tactical decision sets the stage for our newer, smaller VGA sensor to be successful in the marketplace, and will lead to a resumption of steady improvement in our gross margin,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal second quarter 2009 revenues will be in the range of $160 million to $180 million and GAAP net earnings will be between $0.00 and $0.12 per share on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income will be in the range of $0.13 per diluted share to $0.25 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 2:00 p.m. Pacific Time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call may also be accessed by dialing 866-510-0705 or 617.597.5363 and enter passcode 36276507.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for 48 hours beginning approximately one hour after the call. To access the replay, dial 888-286-8010 or 617-801-6888 and enter passcode 42280248.

About OmniVision

OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel®, OmniPixel2™, OmniPixel3™, OmniPixel3-HS™, OmniBSI™ and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, notebooks and PCs, digital still cameras, security and surveillance systems, interactive video games, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the quarter ending October 31, 2008 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the potential impact of general economic conditions, wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and earnings per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense under FAS 123(R), and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of FAS 123(R) on the number of diluted common shares used in calculating non-GAAP diluted earnings per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of its performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP earnings per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP statements.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and earnings per share on a basis prepared in accordance with GAAP to enable investors to consider net income and earnings per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP EARNINGS PER SHARE

TO PROJECTED NON-GAAP EARNINGS PER SHARE

(unaudited)

	Three Months Ending October 31, 2008
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Earnings per share	$0.00	$0.12	$0.13	(1)	$0.13	$0.25

(1)	Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	April 30,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$251,021	$217,340
Short-term investments	28,398	51,993
Accounts receivable, net of allowances for doubtful accounts and sales returns	121,979	105,338
Inventories	110,118	115,127
Deferred income taxes	2,737	2,823
Prepaid expenses and other current assets	6,723	7,430
Total current assets	520,976	500,051
Property, plant and equipment, net	109,034	92,451
Long-term investments	87,138	85,419
Goodwill	7,541	7,541
Intangibles, net	12,287	13,928
Other long-term assets	19,696	18,956
Total assets	$756,672	$718,346

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,540	$57,760
Accrued expenses and other current liabilities	16,072	17,069
Income taxes payable	2,290	2,637
Deferred revenues, less cost of revenues	11,244	8,238
Current portion of long-term debt	4,135	651
Total current liabilities	107,281	86,355
Long-term liabilities:
Long-term income taxes payable	78,744	78,031
Non-current portion of long-term debt	35,005	32,830
Other long-term liabilities	6,038	6,955
Total long-term liabilities	119,787	117,816
Total liabilities	227,068	204,171

Minority interest	4,138	4,444

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 62,232 issued and 51,268 outstanding at July 31, 2008 and 62,010 shares issued and 51,046 outstanding at April 30, 2008, respectively	62	62
Additional paid-in capital	382,648	373,024
Accumulated other comprehensive income	1,444	1,561
Treasury stock, 10,964 at July 31, 2008 and April 30, 2008, respectively	(165,768)	(165,768)
Retained earnings	307,080	300,852
Total stockholders’ equity	525,466	509,731
Total liabilities, minority interest and stockholders’ equity	$756,672	$718,346

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	July 31,
	2008	2007
Revenues	$174,279	$173,134
Cost of revenues	130,386	132,526
Gross profit	43,893	40,608

Operating expenses:
Research, development and related	20,300	17,426
Selling, general and administrative	17,382	15,165
Total operating expenses	37,682	32,591

Income from operations	6,211	8,017
Interest income, net	1,276	3,361
Other income, net	49	260
Income before income taxes and minority interest	7,536	11,638

Provision for (benefit from) income taxes	1,413	(1,360)
Minority interest	(105)	21
Net income	$6,228	$12,977

Net income per share:
Basic	$0.12	$0.24
Diluted	$0.12	$0.23

Shares used in computing net income per share:
Basic	51,257	54,751
Diluted	51,878	55,294

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	July 31,
	2008	2007
GAAP net income	$6,228	$12,977
Add:
Stock-based compensation in cost of revenues	873	953
Stock-based compensation in research, development and related expenses	2,916	2,285
Stock-based compensation in selling, general and administrative expenses	3,156	2,914

(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(370)	620
Non-GAAP net income	$12,803	$19,749

Diluted non-GAAP net income per share	$0.25	$0.35

Shares used in computing diluted non-GAAP net income per share	52,016	55,894